EXHIBIT 23.4





                                CONRAD C. LYSIAK
                         ATTORNEY AND COUNSELOR AT LAW
                         METROPOLITAN FINANCIAL CENTER
                             601 WEST FIRST AVENUE
                                   SUITE 503
                           SPOKANE, WASHINGTON 99201

                              TEL: (509) 824-1475                  ADMITTED
                              FAX: (509) 747-1770                  --------
                                                                   OKLAHOMA
                                                                  WASHINGTON





                                    CONSENT

         I hereby consent to the inclusion of my name in the Form SB-2 registration statement of FII International Inc. under the caption "Experts" as having opined on the legality of the shares of common stock being sold by the selling shareholders named in the registration statement.

         Dated: August 9, 2002


                                              /s/ Conrad C. Lysiak
                                              ----------------------------
                                              Conrad C. Lysiak